EXHIBIT 99.1

flexion

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Flexion Therapeutics Announces Preliminary, Unaudited Fourth-Quarter and Full-Year 2019 Revenue and Initial
Revenue Guidance for 2020

•	Fourth-quarter 2019 revenue estimated to be approximately $23.7 million
•	Full-year 2019 revenue estimated to be approximately $73 million, representing year-over-year growth of more than 220%
•	Flexion provides 2020 product revenue guidance of $120 million to $135 million

BURLINGTON, Mass., January 9, 2020– Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced preliminary and unaudited revenue for the fourth-quarter and full-year ended December 31, 2019 and provided initial revenue guidance for 2020.

“We are very pleased with ZILRETTA’s performance in the market, as our full-year 2019 sales of approximately $73 million represent strong year-over-year growth of more than 220%,” said Michael Clayman, M.D., President and Chief Executive Officer. “With our growing customer base and clinical utilization, compelling patient feedback and a newly approved label, we are increasingly excited about ZILRETTA’s potential to become the leading intra-articular treatment for osteoarthritis knee pain. This year marks another important step in that journey, and our 2020 revenue guidance reflects our expectation for continued substantial ZILRETTA sales growth.”

Preliminary 2019 Results and Revenue Guidance for 2020

•	Unaudited revenue for the fourth quarter of 2019 is estimated to be $23.7 million
•	Total revenue for the full-year 2019 is estimated to be $73 million
•	Flexion anticipates 2020 ZILRETTA® product revenue to be in the range of $120 million to $135 million

This financial information is unaudited and subject to adjustment. Flexion expects to report its complete 2019 financial results on its fourth-quarter and full-year earnings call which will be held later in the first quarter of 2020.

Indication and Select Important Safety Information for ZILRETTA (triamcinolone acetonide extended-release injectable suspension)

Indication: ZILRETTA is indicated as an intra-articular injection for the management of osteoarthritis pain of the knee.

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Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•

Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

•

Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.

•	Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•

Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZilrettaLabel.com for full Prescribing Information.

About ZILRETTA
On October 6, 2017, ZILRETTA was approved by the U.S. FDA as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide — a commonly administered, short-acting corticosteroid — with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced knee pain for 12 weeks, with some people experiencing pain relief through Week 16.

About Osteoarthritis (OA) of the Knee
OA, also known as degenerative joint disease, affects more than 30 million adults living in the U.S. and accounts for more than $185 billion in annual expenditures. In 2016,

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more than 15 million Americans were diagnosed with OA of the knee and the average age of physician-diagnosed knee OA has fallen by 16 years, from 72 in the 1990s to 56 in the 2010s. The prevalence of OA is expected to continue to increase as a result of aging, obesity and sports injuries. Each year, approximately five million OA patients receive either an immediate-release corticosteroid or hyaluronic acid intra-articular injection to manage their knee pain.

About Flexion Therapeutics
Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with osteoarthritis, the most common form of arthritis. The company's core values are focus, ingenuity, tenacity, transparency and fun. Visit flexiontherapeutics.com.

Forward-Looking Statements:

This release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; our expectations regarding revenues for the quarter and full-year ended December 31, 2019 and the year ending December 31, 2020; expected sales growth of ZILRETTA; expected increases in the rate of individuals with OA of the knee; and the potential therapeutic and other benefits of ZILRETTA, are forward looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks that our actual revenue for the fourth quarter and year ended December 31, 2019 may differ materially from our estimated results for these periods as a result of the completion of year-end closing procedures or the audit of our financial statements; risk that we may not achieve revenue expectations for 2020; the risk that we may not be able to successfully maintain an effective sales force to commercialize ZILRETTA; competition from alternative therapies; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to ZILRETTA; the risk that ZILRETTA may not be successfully commercialized or adopted, including as a result of limitations in ZILRETTA's label and package insert information; risks regarding our ability to obtain adequate reimbursement from payers for ZILRETTA; risks related to the manufacture and distribution of ZILRETTA, including our reliance on sole sources of supply and distribution; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including

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under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 7, 2019 and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

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Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

Flexion Therapeutics, Inc.

T: 781-305-7194

syoung@flexiontherapeutics.com

Julie Downs

Senior Manager, Corporate Communications & Investor Relations

Flexion Therapeutics, Inc.

T: 781-305-7137

jdowns@flexiontherapeutics.com